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EXHIBIT 10.5

AMENDMENT TO PROMISSORY NOTE

        This Amendment to Promissory Note (this "Amendment"), is dated effective as of June 17, 2002, by and between 3eee, Inc., Borrower ("3eee ") and Epic Events Trust ("Epic"), Lender.

RECITALS

        3eee and Epic have previously entered into that certain Promissory Note, dated as of June 17, 2002 (the "Promissory Note"), in which Epic loaned 3eee four hundred twenty one thousand and eighty four dollars ($421,084) together with interest at the rate of three percent (3%) per annum. The note will be due and payable on June 17, 2005.

AGREEMENT

        Section 1.    Effect of Amendment.    This Amendment shall amend Article 3 of the Promissory Note, which shall now read in its entirety as follows:

          3.    CONVERSION RIGHT.    Epic Events Trust, at its discretion, is granted the right to convert the principal and interest into the greater of ten million (10,000,000) restricted shares of common stock or a number of common shares equal to the principal and interest owed, based on 50% of market price per share. The market price will be the price on June 17, 2005. If Epic Events Trust exercises this conversion right, this Promissory Note will be considered paid in full. Epic Events must elect (in writing) within ninety days from June 17, 2005 either to convert 100% of the note at the above stated rate, or receive $421,084 with interest at the rate of 3%.

        Section 2.    Governing Law.    This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

        Section 3.    Counterparts.    This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        Section 4.    Promissory Note provisions.    All provisions of the Promissory Note, as amended hereby, remain in force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Promissory Note to be duly executed as of the day and year first written above.

EPIC EVENTS TRUST:
By:	/s/ JEROME HAUUER Jerome Hauuer, Trustee
3eee, Inc.
By:	/s/ CELSO B. SUAREZ, JR. Celso B. Suarez, Jr., President 3eee, Inc.

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  EXHIBIT 10.5
AMENDMENT TO PROMISSORY NOTE